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                                                                   EXHIBIT 10.10


                               REALNETWORKS, INC.

                        DIRECTOR COMPENSATION STOCK PLAN

      1. Purpose. The Director Compensation Stock Plan (the "Plan") is established to allow the outside directors of RealNetworks, Inc. (the "Company") to participate in the ownership of the Company through ownership of shares of the Company's Common Stock, and to promote identification of such directors' interests with those of the Company's shareholders.

      2.    Definitions. As used in the Plan:

            2.1 "Affiliate" of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is in common control with the Company.

            2.2 "Annual Retainer Fee" means the annual fee payable to a Nonemployee Director for his or her services on the Board.

            2.3 "Committee Chairperson Retainer Fee" means the annual fee, if any, payable to a Nonemployee Director for serving as a chairperson of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, or such other committee of the Board for which a chairperson may be appointed and designated by the Board from time to time as being eligible to receive the Committee Chairperson Retainer Fee.

            2.4 "Director Service Fees" means, collectively, the Annual Retainer Fee, the Committee Chairperson Retainer Fee and the Meeting Attendance Fees.

            2.5 "Board" means the Board of Directors of the Company.

            2.6 "Business Day" means a day on which the Company's executive offices are open for business and on which trading is conducted on the Stock Exchange.

            2.7 "Committee" means the Compensation Committee of the Board.

            2.8 "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

            2.9 "Compensation Dates" means the last Business Day of each calendar quarter in a calendar year.

            2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            2.11 "Fair Market Value" of a share of Common Stock, as of any date, means the last sales price (or, if no last sales price is reported, the average of the high bid and low asked


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prices) for a share of Common Stock on that day as reported by the Stock
Exchange, or if no such prices were quoted for the shares of Common Stock on the Stock Exchange for that day for any reason, the closing price quoted on the last Business Day on which prices were quoted. If such prices or quotations are not reported by the Stock Exchange, the Committee shall select the source of prices or quotations for the purpose of determining the Fair Market Value.

            2.12 "Meeting Attendance Fees" means fees payable to a Nonemployee Director for attendance at meetings of the Board or committees of the Board.

            2.13 "Nonemployee Director" means a member of the Board of Directors who is not an employee of the Company or any of its subsidiaries.

            2.14 "Plan Year" means the 12-month period commencing February 1 and ending on the following January 31. The first Plan Year shall commence on February 1, 2004.

            2.15 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act (or any successor rule to the same effect).

            2.16 "Shares" means shares of Common Stock of the Company.

            2.17 "Stock Exchange" means The Nasdaq Stock Market ("Nasdaq") or, if the Common Stock is no longer included on Nasdaq, then such other market price reporting system on which the Common Stock is traded or quoted.

      3. Authorized Shares. The total number of shares of Common Stock available for issuance under the Plan is Three Hundred Fifty Thousand (350,000), subject to adjustment pursuant to Section 12 hereof. Shares available for issuance under the Plan may be authorized and unissued shares, as the Company may determine from time to time.

      4. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall, subject to the provisions of the Plan, adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer or employee of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan and shall be given the maximum deference permitted by law. No member of the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute. All costs and expenses involved in administration of the Plan shall be borne by the Company.

      5. Participation. Each Nonemployee Director shall be eligible to participate in the Plan.

      6. Election to Receive Common Stock in Lieu of Director Service Fees. Prior to the first day of each Plan Year, each Nonemployee Director may make an election to receive all or a portion of his or her Director Service Fees for such Plan Year in Common Stock (a "Stock Election") in lieu of cash. Such shares of Common Stock shall be transferred in accordance with Section 7 hereof. Any Stock Election shall be made in such form and manner as the Company may specify from time to time, shall specify the percentage of the Director Service Fees to be


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paid in Common Stock, and shall be irrevocable for the Plan Year for which the
Stock Election is made. Notwithstanding the foregoing, any Nonemployee Director who is newly elected or appointed to the Board after the first day of a Plan Year must make the election under this Section 6 within 30 days after becoming a Director with respect to the percentage of the Director Service Fees that are payable for the remainder of that Plan Year. Each election must be made by the Director by filing an election form with the Secretary of the Company. If a Director does not file an election form for each Plan year by the specified date, the Director will be deemed to have elected to receive the Director Service Fees in the manner elected by the Director in his or her last valid election. Any person who becomes a Director during a Plan Year and does not file the required election within 30 days will be deemed to have elected to receive all of the Director Service Fees in cash. When an election is made for a Plan Year, the Director may not revoke or change that election.

      7. Transfer of Shares. Shares of Common Stock issuable to a Nonemployee Director pursuant to Section 6 hereof shall be determined and transferred to such Nonemployee Director on the Compensation Dates as follows:

            (a) The number of Shares to be issued to a Nonemployee Director on any Compensation Date in respect of the Annual Retainer Fee shall equal one-fourth of the amount of the Annual Retainer Fee to be paid in Shares (as elected by the Nonemployee Director) for the Plan Year divided by the Fair Market Value of a Share on the Compensation Date.

            (b) The number of Shares to be issued to a Nonemployee Director on any Compensation Date in respect of the Committee Chairperson Retainer Fee shall equal one-fourth of the amount of the Committee Chairperson Retainer Fee to be paid in Shares (as elected by the Nonemployee Director) for the Plan Year divided by the Fair Market Value of a Share on the Compensation Date, provided that the Nonemployee Director has served as Chairperson of the Committee during the quarter to which the Committee Chairperson Retainer Fee relates; and

            (c) The number of Shares to be issued to a Nonemployee Director on any Compensation Date in respect of the Meeting Attendance Fees shall equal the amount of the Meeting Attendance Fees to be paid in Shares (as elected by the Nonemployee Director) for the quarter during which the meetings being compensated were held and attended by the Nonemployee Director divided by the Fair Market Value of a Share on the Compensation Date.

      The Company will instruct its registrar to make an entry on the Company's shareholder records evidencing that the shares of Common Stock have been issued as of the Compensation Dates.

      Notwithstanding anything to the contrary herein, if on any Compensation Date the number of shares of Common Stock otherwise issuable to the Nonemployee Directors shall exceed the number of authorized shares of Common Stock remaining available under the Plan, the available shares shall be allocated among the Nonemployee Directors in proportion to the number of shares they would otherwise be entitled to receive and the remainder of the Nonemployee Directors' Director Service Fees shall be payable in cash.

      8. Fractional Shares. No fraction of a share of Common Stock will be issued by virtue of a Stock Election made by a Nonemployee Director, but in lieu thereof, a Nonemployee Director who would otherwise be entitled to a fraction of a share of Common Stock shall receive an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Fair Market Value of the Common Stock on the applicable Compensation Date.


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      9.    Holding Period. Unless the Committee otherwise determines, shares of
Common Stock issued to a Nonemployee Director pursuant to Section 6 hereof may not be sold, pledged, assigned, encumbered or otherwise transferred or disposed of by the Nonemployee Director for a period of one year from the date of issuance of such shares.

      10. Legends. Each certificate representing shares of Common Stock issued under the Plan shall, unless the Committee otherwise determines, contain on its reverse a legend in form substantially as follows, together with any other legends that are required by law, the terms and conditions of the Plan or that the Committee in its discretion deems necessary or appropriate:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MINIMUM HOLDING PERIOD AS DESCRIBED IN THE COMPANY'S NONEMPLOYEE DIRECTOR STOCK PLAN AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

      The Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

      11. Rights as a Shareholder. A Nonemployee Director shall have no rights as a shareholder of the Company with respect to any Common Stock to be issued under the Plan until he or she becomes the holder of record of such shares.

      12. Effect of Certain Changes in Capitalization. In the event of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Common Stock, the maximum number or class of shares available under the Plan, and the number or class of shares of Common Stock to be delivered hereunder shall be adjusted by the Committee to reflect any such change in the number or class of issued shares of Common Stock. In the event that as a result of any such change a Nonemployee Director will, in his or her capacity as the owner of Shares subject to the holding period described in Section 9 (the "Prior Shares"), be entitled to new or additional or different shares of stock, cash or securities, such new or additional or different shares, cash or securities will be subject to the same holding period and other terms and conditions of the Plan that are applicable to the Prior Shares. The Committee (in its absolute discretion) at any time may accelerate the release of the holding period of all or any portion of such new or additional shares of stock, cash or securities.

      13. Effectiveness. The Plan shall become effective on February 1, 2004, provided that the Plan shall have been approved by the Company's shareholders at the 2004 annual meeting of shareholders.

      14. Amendment; Termination. The Board or the Committee may at any time and from time to time alter, amend, or terminate the Plan in whole or in part; provided, however, that


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no such action shall, without the consent of a Nonemployee Director, affect the rights of such Nonemployee Director in any Common Stock previously issued to such Nonemployee Director under the Plan, and provided further that no amendment shall be effective prior to approval by the Company's shareholders to the extent such approval is deemed necessary or advisable by the Committee.

      15. Rights of Directors. Nothing contained in the Plan shall confer upon any Nonemployee Director any right to continue in the service of the Company as a director.

      16. Government and Other Regulations. The obligations of the Company to deliver shares under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any government agency as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended.

      17. Nontransferability. The rights and benefits under the Plan shall not be transferable by a Nonemployee Director other than by the laws of descent and distribution.

      18. Withholding. To the extent required by applicable federal, state and local law, a Nonemployee Director shall make arrangements satisfactory to the Company for the payment of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock under the Plan until such obligations are satisfied. The method or methods of payment of any withholding tax obligations that arise in connection with the Plan may consist of (i) cash, (ii) check, (iii) the delivery to the Company of whole shares of Common Stock already owned by the Nonemployee Director having an aggregate Fair Market Value equal to the amount required to be withheld, (iv) the retention by the Company of whole shares of Common Stock that are issuable to the Nonemployee Director as compensation under this Plan, which shares have an aggregate Fair Market Value equal to the minimum amount required to be withheld, or (v) any combination of the foregoing methods of payment.

      19. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington.

      20. Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.


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